SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2005
FIRSTCITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	033-19694 (Commission File No.)	76-0243729 (IRS Employer Identification No.)
6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (254) 751-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Right of First Refusal Agreement and Due Diligence Reimbursement Agreement
First Amendment to Right of First Refusal Agreement and Due Diligence Reimbursement Agmt.
2nd Amendment to Right of First Refusal Agmt. and Due Diligence Reimbursement Agmt.
3rd Amendment to Right of First Refusal Agmt. and Due Diligence Reimbursement Agmt.
4th Amendment to Right of First Refusal Agmt. and Due Diligence Reimbursement Agmt.
5th Amendment to Right of First Refusal Agmt. and Due Diligence Reimbursement Agmt.

Section 1 — Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.
On July 22, 2005. FirstCity Financial Corporation (“FirstCity”) and its subsidiary, FirstCity Servicing Corporation (“FCSC”), provided notice to Cargill Financial Services Corporation (“Cargill”) and CFSC Capital Corp. II (“CCC II”) that the termination date under the Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement dated effective as of the January 1, 1998, as amended (the “Agreement”), by and between FirstCity, FCSC, Cargill, and CCC II, would not be automatically extended for an additional one year period beyond February 1, 2006. The Agreement provides that its term will be automatically extended (without any additional action or consent of the parties) on a year-to-year basis until any one or more of the parties to the Agreement gives written notice to the other parties on or before July 31 of the calendar year prior to the then applicable termination date that the termination date will not be automatically extended. The Agreement is a restatement and extension of a similar agreement entered into among FirstCity’s predecessor, certain members of such predecessor’s management and Cargill in 1992.
Under the Agreement, since January 1, 1998, if FirstCity and FCSC receive an invitation to bid on or otherwise obtain an opportunity to acquire interests in loans, receivables, real estate or other assets located in the United States, Mexico, Central America and South America in which the aggregate amount to be bid exceeds $4 million, or $500,000 for consumer assets, FirstCity is required to follow a prescribed notice procedure pursuant to which Cargill has the option to participate in the proposed purchase by requiring that the purchase or acquisition be effected through an acquisition partnership formed by FirstCity (or an affiliate) and Cargill (or an affiliate). The Agreement further provides that, subject to certain conditions, Cargill will pay to FCSC a monthly amount to cover due diligence expenses, plus 50% of the third party due diligence expenses incurred by FirstCity and FCSC in connection with proposed asset purchases.
FirstCity has advised Cargill that it desires to negotiate the terms under which the right of first refusal might be extended.
There are no early termination penalties incurred by FirstCity related to the notice that the termination date of the Agreement will not be automatically extended.
Nature of Material Relationship with Cargill and CCC II
FirstCity has had a significant relationship with Cargill and CCC II and their subsidiaries and affiliates since 1991. Since that time, FirstCity and Cargill have formed a series of acquisition partnerships through which they have jointly acquired over $7.3 billion in face value of portfolio assets. Cargill or its affiliates are the investor in the vast majority of the acquisition partnerships currently in existence. CFSC Capital Corp. XXX, an affiliate of Cargill and CCC II, provides acquisition financing to the acquisition partnerships. The acquisition partnerships presently have outstanding indebtedness in the amount of $10,255,665 payable to CFSC Capital Corp. XXX. FirstCity and Cargill are each investors in MCS et Associes, a French asset servicing company, with which FirstCity and Cargill purchase pools of portfolio assets in France and other areas of Western Europe.
Jeffery D. Leu, President of the Value Investment Group of Cargill, has been a director of FirstCity since December 2000 and has been nominated for election as a director at the annual meeting to be held on August 4, 2005.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.

10.1	Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated January 1, 1998

10.2	First Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated February 1999

10.3	Second Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated April 2000

10.4	Third Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated April 6, 2000

10.5	Fourth Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated March 31, 2002

10.6	Fifth Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated April 14, 2003

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: July 27, 2005	By:	/s/ J. Bryan Baker

J. Bryan Baker Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement dated effective, dated January 1, 1998

10.2	First Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated February 1999

10.3	Second Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated April 2000

10.4	Third Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated April 6, 2000

10.5	Fourth Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated March 31, 2002

10.6	Fifth Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement, dated April 14, 2003